Exhibit 77(o)

                  Transactions effected pursuant to Rule 10f-3

----------------------------------------------------------------------------------------------------------
                                              Date of    Broker / Dealer From      Affiliated/Principal
       Fund Name              Issuer         Purchase      Whom Purchased        Underwriter of Syndicate
----------------------------------------------------------------------------------------------------------
ING VP Bond Portfolio     Morgan Stanley    03/23/2004     Morgan Stanley       ING Financial Markets, LLC
----------------------------------------------------------------------------------------------------------